LIMITED POWER OF AlTORNEY /
I, the undersigned, effective as of the date written below, do hereby con-
stituteand appoint each officer of Embarq Corporation ("Embarq"), properly elected and serving in the capacity of General Counsel, Corporate Secretary, or Assistant Secretary of Embarq, signing singly, my true and lawful attorneys-in-fact to:
1. execute for and on my behalf, in my capacity as an officer and/or director of Embarq Corporation (the "Company"), Forms ID, 3, 4, 5 and
144 (the "Forms") in accordance with Section 16(a) of the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), and Rule 144 of the Securities
Act of 1933, as amended (the "Securities Act");
2. do and perform any and all acts for and on my behalf which may be necessary or desirable to complete and execute any such Forms, complete and execute any amendment or amendments thereto, and timely file any such Forms with the
United States Securities and Exchange Commission and any stock exchange or similar authority; and
3. take any other action of any type whatsoever in connection with the fore-
going which,in the opinion of such attorney-in-fact, may be of benefit to me, is in my best interest, or is legally required of me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this
Power of Attorney shall be in such form and shall contain such terms and con-
ditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. I hereby grant to each such attorney-in-fact full power and author-
ity to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-
fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I hereby acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor i s the Company assuming, any of my responsibilities to comply with the Securities Act or the Exchange Act.
This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms with respect to my holdings of and transactions in securities issues by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney supersedes and revokes, as of the date hereof, all powers providing authority similar to the above-referenced authority granted in this Power of Attorney.
IN WITNES WHEREOF, I have caused this Power of Attorney to be executed as of this 18th day of April, 2006.

/s/William A. Owens